Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Plantronics, Inc. (the "Company") for the year ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ken Kannappan, as Chief Executive Officer of the Company, and Barbara Scherer, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his and her knowledge, respectively, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ken Kannappan
Name:	Ken Kannappan
Title:	Chief Executive Officer
Date:	June 2, 2003

/s/ Barbara Scherer
Name:	Barbara Scherer
Title:	Chief Financial Officer
Date:	June 2, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.